EXHIBIT 23.2


                          INDEPENDENT AUDITORS' CONSENT

         We consent to the use in this report of Omega Research, Inc. on Form 8-K/A of our report dated March 2, 1999 (March 25, 1999 as to Note 10) relating to the financial statements of onlinetradinginc.com corp. for the year ended January 31, 1999.

/S/ AHEARN, JASCO + COMPANY, P.A.
---------------------------------
AHEARN, JASCO + COMPANY, P.A.

Pompano Beach, Florida
April 26, 2000